Exhibit 8.1
November 21, 2011

Toreador Resources Corporation
5 rue Scribe
75009 Paris
France
Ladies and Gentleman:
     We are acting as counsel to Toreador Resources Corporation, a Delaware corporation (“Toreador”), in connection with the preparation and filing of Registration Statement No. 333-177264 on Form S-4, as amended (the “Registration Statement”), filed by ZaZa Energy Corporation, a Delaware corporation (“New ZaZa”) owned equally by Toreador and ZaZa Energy, LLC, a Texas limited liability company (“ZaZa”) (as amended through the date hereof, the “Registration Statement”). The Registration Statement describes the proposed merger of Thor Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of New ZaZa (“Merger Sub”), with and into Toreador (with Toreador being the surviving corporation and becoming a wholly-owned subsidiary of New ZaZa) (the “Merger”), pursuant to the Agreement and Plan of Merger and Contribution, dated as of August 9, 2011, by and among Toreador, ZaZa, New ZaZa, and Merger Sub, as amended (the “Merger Agreement”).
     In connection with our opinion, and with your consent, we have reviewed and relied (without independent investigation or verification) upon the following: (i) the Merger Agreement; (ii) the Registration Statement; (iii) the joint proxy statement and prospectus which forms a part of the Registration Statement; (iv) the facts, representations, statements and covenants submitted to the Internal Revenue Service in connection with that certain private letter ruling request, dated as of August 17, 2011, as subsequently supplemented from time to time, including all exhibits and enclosures thereto; and (v) such other documents, information and materials as we have deemed necessary or appropriate.
     Our opinion assumes and is conditioned on, among other things, that (i) all facts, information, statements, covenants, representations, warranties and agreements set forth in the above referenced documents (A) are, and will remain at all times up to and including the date of the Merger, true, complete and accurate and (B) that are qualified by the knowledge and/or belief of any person or entity are, and will remain at all times up to and including the time of the Merger, true, complete and accurate as though not so qualified; and (ii) as to all matters as to which any person or entity represents that it is not a party to, does not have or is not aware of any plan or intention, there is in fact no plan or intention. In our examination, we have assumed the genuineness of all signatures, the legal capacity of signatories and the authenticity of all documents. We have also assumed that the Merger will be consummated in the manner contemplated by the Merger Agreement and as described in the Registration Statement and the Ruling Request, and that none of the terms and conditions in the Merger Agreement will have been waived or modified in any respect. If any of the assumptions described above are incorrect for any reason, or if the Merger is consummated other than in the manner contemplated by the Merger Agreement and as described in the Registration Statement and the Ruling Request, our opinion as expressed above may be adversely impacted.
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Fried, Frank, Harris, Shriver & Jacobson LLP is a Delaware Limited Liability Partnership

Fried, Frank, Harris, Shriver & Jacobson LLP
     Subject to the limitations and qualifications stated in the Registration Statement and set forth herein, we hereby confirm our opinion set forth in the joint proxy statement/prospectus forming part of the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Merger to Holders of Toreador Common Stock.”
     This opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any change in fact, circumstances, or law after such time as the Registration Statement is declared effective. Our opinion represents our best judgment as to these issues, but does not bind the Internal Revenue Service or the courts, and there can be no assurance that the IRS or a court will not reach conclusions that are different from those set forth in this opinion.
     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Fried, Frank, Harris, Shriver & Jacobson LLP in the joint proxy statement/prospectus forming part of the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Merger to Holders of Toreador Common Stock.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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